NOTICE OF CONVERSION PRICE ADJUSTMENT

                         Knightsbridge Fine Wines, Inc.
                             One Kirkland Ranch Road
                             Napa, California 94558

                               September 24, 2004


Gryphon Master Fund, L.P.
100 Crescent Court
Suite 490
Dallas, Texas  75201

Gentlemen:

         Reference is made to that certain 7.5% Senior Secured Convertible Note Due 2006, dated April 21, 2004, in the original principal amount of $5,500,000, issued by the undersigned to you (the "Note"). Capitalized terms used in this Notice shall have the meanings ascribed to such terms in the Note.

         Pursuant to Section 4(c)(v) of the Note, you are hereby notified that the Conversion Price has been adjusted pursuant to Section 4(c)(iii) of the Note as a result of the issuance by the Company of shares of Common Stock or Common Stock Equivalents pursuant to that certain Stock Purchase Agreement, dated June __, 2004, between the Company and Armadillo Investments Plc. The Company hereby confirms that the Conversion Price under the Note after such adjustment is $0.55.

                                          Very truly yours,

                                          KNIGHTSBRIDGE FINE WINES, INC.



                                          By:
                                             -----------------------------------
                                                   Joel Shapiro, President & CEO